Exhibit 99.2

Independent Auditors’ Report

To the Board of Directors and Stockholders Rumson-Fair Haven

Bank & Trust Company Rumson, New Jersey

We have audited the accompanying consolidated financial statements of Rumson-Fair Haven Bank & Trust Company and its subsidiary, which comprise the consolidated statements of condition as of December 31, 2012 and 2011, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rumson-Fair Haven Bank & Trust Company and its subsidiary as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Clark, New Jersey

March 22, 2013

RUMSON-FAIR HAVEN BANK & TRUST COMPANY CONSOLIDATED STATEMENTS OF CONDITION

(in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and due from banks	$18,386	$30,858	$47,709
Federal funds sold	3,700	3,700	3,800
Interest bearing time deposits	100	100	100
Securities available for sale	42,908	52,833	79,861
Loans held for sale – Mortgage Loans	1,666	766	—
Loans	141,774	116,926	86,927
Less: Allowance for loan losses	(1,734)	(1,532)	(1,334)

Loans, net.	140,040	115,394	85,593
Bank owned life insurance	4,431	4,341	4,206
Other Real Estate Owned	—	—	111
Premises and equipment, net	2,641	2,711	2,888
Other assets	1,970	1,972	2,892

Total assets	$215,842	$212,675	$227,160

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Non-interest bearing demand	$38,705	$30,193	$26,875
Interest bearing demand	46,681	45,192	57,790
Savings and money market accounts	52,507	52,067	48,545
Time	48,180	54,098	64,457

Total deposits	186,073	181,550	197,667
Long-term borrowed funds .	10,000	11,803	12,532
Accrued expenses and other liabilities	617	844	476

Total liabilities	196,690	194,197	210,675

Stockholders’ equity:
Common stock, par value $2.00 per share
Authorized: 10,000,000 shares;
Issued and outstanding: 3,253,585 (unaudited) shares at September 30, 2013, and 3,217,107 and 3,120,669 shares at December 31, 2012 and 2011, respectively	6,507	6,434	6,243

Additional paid-in capital	10,068	9,916	9,539
Accumulated surplus	2,235	1,615	654
Accumulated other comprehensive income	342	513	49

Total stockholders’ equity	19,152	18,478	16,485

Total liabilities and stockholders’ equity	$215,842	$212,675	$227,160

See accompanying notes to consolidated financial statements.

RUMSON-FAIR HAVEN BANK & TRUST COMPANY AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands, except share and per share amounts)

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$4,646	$3,858	$5,364	$4,278
Interest on federal funds sold and deposits with banks .	49	75	91	76
Interest on investment securities	842	1,495	1,858	2,433

Total interest income	5,537	5,428	7,313	6,787

INTEREST EXPENSE
Interest on deposits	679	906	1,164	1,332
Interest on borrowed funds	356	401	532	556

Total interest expense .	1,035	1,307	1,696	1,888

NET INTEREST INCOME	4,502	4,121	5,617	4,899
Provision for loan losses .	140	105	160	120

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,362	4,016	5,457	4,779

NON-INTEREST INCOME
Service charges on deposit accounts	103	128	164	207
Bank owned life insurance	90	102	135	142
Gain on sale and call of investment securities	102	745	751	214
Gain on loans sold	221	2	20	—
Other	287	190	266	213

Total non-interest income	803	1,167	1,336	776

NON-INTEREST EXPENSE
Salaries and employee benefits	2,132	1,917	2,628	2,430
Occupancy .	591	575	765	766
Data processing	351	341	456	418
Furniture and equipment	174	205	269	308
Professional fees	316	194	222	183
FDIC insurance .	112	126	162	186
Marketing	16	93	75	115
Other	467	647	775	534

Total non-interest expenses	4,159	4,098	5,352	4,940

Income before income taxes	1,006	1,085	1,441	615
Income tax expense	386	363	480	163

NET INCOME.	620	722	961	452

OTHER COMPREHENSIVE INCOME:
Unrealized (loss) gain on securities available for sale, net of tax of $69 (unaudited), $(552) (unaudited), $(565) and $(117), respectively	(108)	852	942	182
Realized gain on securities available for sale, net of tax of $39 (unaudited), $298 (unaudited), $273 and $73, respectively	(63)	(447)	(478)	(141)

Comprehensive Income	$449	$1,127	$1,425	$493

Net income per share – basic	$0.19	$0.23	$0.31	$0.15

Net income per share – diluted	$0.19	$0.23	$0.30	$0.14

Weighted average shares outstanding – basic	3,229,447	3,121,241	3,139,863	3,095,523

Weighted average shares outstanding – diluted	3,233,536	3,142,615	3,155,547	3,137,117

See accompanying notes to consolidated financial statements.

RUMSON-FAIR HAVEN BANK & TRUST COMPANY AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR YEARS ENDED 2012 and 2011 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(in thousands, except share amounts)

	Common Stock	Additional Paid-in Capital	Accumulated Surplus	Accumulated Other Comprehensive Income	Total
Balance at December 31, 2010	$5,808	$9,543	$202	$8	$15,561

Net income			452		452
Other comprehensive income .				41	41
Common stock issued:
5% Common stock distribution, 147,750 shares	296	(296)			—
Directors, for services rendered 10,301 shares.	21	46			67
Exercise of options and warrants, 58,642 shares	118	246			364

Balance at December 31, 2011	6,243	9,539	654	49	16,485

Net income			961		961
Other comprehensive income				464	464
Common stock issued:
Directors, for services rendered 10,713 shares	21	45			66
Exercise of options and warrants, 82,650 shares	164	319			483
Stock compensation, 3,075 shares	6	13			19

Balance at December 31, 2012	6,434	9,916	1,615	513	18,478

Net income (Unaudited)			620		620
Other comprehensive (loss) (Unaudited)				(171)	(171)
Common stock issued (Unaudited):
Directors, for services rendered 2,497 shares	5	9			14
Exercise of options, 30,231 shares	60	101			161
Stock compensation, 3,750 shares	8	42			50

Balance at September 30, 2013 (Unaudited)	$6,507	$10,068	$2,235	$342	$19,152

See accompanying notes to consolidated financial statements.

RUMSON-FAIR HAVEN BANK & TRUST COMPANY AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)
OPERATING ACTIVITIES
Net income	$620	$722	$961	$452
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for loan losses	140	105	160	120
Loans held for sale:
Originations .	(13,252)	(245)	(1,400)	—
Sales	12,573	77	654	—
Gains	(221)	(2)	(20)	—
Gain on sale of other real estate owned	—	(29)	(29)	—
Depreciation, amortization and accretion, net	318	402	441	396
Gain on sale and call of investment securities	(102)	(745)	(751)	(214)
Earnings on bank owned life insurance	(90)	(102)	(135)	(142)
Directors’ fees paid with common stock	14	37	66	67
Stock-based compensation	50	19	19	—
Deferred income tax (benefit)		—	(38)	(45)
Decrease in other assets .	58	474	633	489
(Decrease) increase in accrued expenses and other liabilities	(227)	325	368	(93)

Net cash (used in) provided by operating activities	(119)	1,038	929	1,030

INVESTING ACTIVITIES
Purchase of investment securities	—	(11,624)	(11,624)	(50,546)
Proceeds from maturities, paydowns and calls of investment securities	8,062	13,849	20,959	39,797
Proceeds from sales of investment securities	1,516	17,944	18,892	24,509
Net (increase) in loans	(24,761)	(23,608)	(29,845)	(5,371)
Proceeds from sale of other real estate owned	—	140	140	—
Redemption (purchases) of Federal Home Loan Bank restricted stock	52	(8)	33	45
Purchase of premises and equipment	(103)	(60)	(72)	(110)

Net cash (used in) provided by investing activities	(15,234)	(3,367)	(1,517)	8,324

FINANCING ACTIVITIES
Net increase (decrease) in deposits	4,523	(19,374)	(16,117)	29,356
Repayment of long-term borrowing	(1,803)	(544)	(729)	(705)
Net proceeds from issuance of common stock.	161	—	483	364

Net cash provided by (used in) financing activities	2,881	(19,918)	(16,363)	29,015

(DECREASE) INCREASE CASH AND CASH EQUIVALENTS.	(12,472)	(22,247)	(16,951)	38,369
Cash and cash equivalents at beginning of period	34,558	51,509	51,509	13,140

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,086	$29,262	$34,558	$51,509

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,082	$1,345	$1,725	$1,939

Income taxes	$592	$35	$181	$22

Non-cash items:
Transfer of securities held to maturity to available for sale	$—	$—	$—	$61,812

See accompanying notes to consolidated financial statements.

RUMSON-FAIR HAVEN BANK & TRUST COMPANY AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS- SEPTEMBER 30, 2013 AND DECEMBER 31, 2012 AND 2011

Note 1 – Summary of Significant Accounting Policies

Business

Rumson-Fair Haven Bank & Trust Company (the “Bank”) is a New Jersey state-chartered bank with five offices: the Bank’s executive office is located at 20 Bingham Avenue, Rumson, New Jersey 07760, with branches located at 636 River Road, Fair Haven, 07704, 500 Broad Street, Shrewsbury, 07702, 511 Cookman Avenue, Asbury Park, 07712 and 251 East Main Street, Oceanport, 07757. The Bank commenced business on July 17, 2000. The primary business of the Bank is to provide deposit and lending services for individuals, small to medium-sized businesses and professional practices in our market area. RFHB Investment Company (“RFHBIC”) was organized in 2009 under New Jersey law as a New Jersey Investment Company. The primary business of RFHBIC, a 100% owned subsidiary of the Bank, is to hold investment securities.

As a community bank, the Bank’s emphasis involves providing a broad range of financial products and services. The Bank offers the traditional range of retail and commercial banking services to its customers, including commercial loans, residential loans, installment loans, checking accounts, savings accounts, certificates of deposit, safe deposit boxes, night depository and automated teller services, as well as internet banking, including electronic bill payment. The retail banking services offered by the Bank are designed to provide deposit and loan products that meet our customers’ needs.

On September 1, 2012, the Bank entered into an agreement with Colonial Investments, LLC and formed RFH Title Agency, LLC, a New Jersey limited liability company, whereby Rumson-Fair Haven Bank & Trust is a 49% owner. The purpose of the company is to act as title insurance agent for Chicago Title Insurance Company in insuring title insurance policies for real estate properties. An initial investment of $1,000 was made. The newly organized title company is not consolidated for financial accounting purposes. The Bank accounts for this investment using the equity method of accounting. At September 30, 2013 and December 31, 2012, the investment in the title company was $1,000 (unaudited) and $1,000, respectively and is recorded in assets in the accompanying consolidated statements of condition.

The Bank is subject to Federal and New Jersey statutes applicable to banks chartered under the New Jersey banking laws. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). Accordingly, the Bank is subject to regulation, supervision and examination by the FDIC and the New Jersey State Department of Banking and Insurance.

Basis of Financial Statement Presentation

The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, RFHBIC, and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany accounts and transactions have been eliminated in consolidation.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and results of operations for the period indicated. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the assessment as to whether deferred income tax assets are more likely than not to be realized. Management uses available information to recognize estimated losses on loans, future additions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination. In assessing whether deferred income tax assets are more likely than not to be realized, management considers both current operations and projections of future operations and considers the nature of the elements comprising deferred income tax assets.

The Bank has evaluated subsequent events for recognition or disclosure through the date these consolidated financial statements were issued, and there were no such items requiring either recognition or disclosure.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks and federal funds sold. Federal funds sold are generally sold for one-day periods.

Investment Securities

Securities to be held for indefinite periods of time and not intended to be held to maturity, including all equity securities, are classified as available for sale. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, asset mix and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are carried at estimated fair value. Unrealized holding gains and losses on such securities are excluded from earnings and reported in the accumulated other comprehensive income component of stockholders’ equity, net of tax. If the fair value of a security is less than its amortized cost, the security is deemed to be impaired. Management evaluates all securities with unrealized losses quarterly to determine if such impairments are “temporary” or “other-than-temporary” in accordance with Accounting Standards Codification (“ASC”) Topic 320, Investments – Debt and Equity Securities. Accordingly, temporary impairments are accounted for based upon the classification of the related securities as either available for sale or held to maturity. Temporary impairments on available for sale securities are recognized, on a tax-effected basis, through Other Comprehensive Income (“OCI”) with offsetting entries adjusting the carrying value of the securities and the balance of deferred taxes. Conversely, the carrying values of held to maturity securities are not adjusted for temporary impairments, although information concerning the amount and duration of temporary impairments on held to maturity securities is generally disclosed in the notes to the consolidated financial statements.

Other-than-temporary impairments are accounted for based upon several considerations. First, other-than-temporary impairments on equity securities and on debt securities that we have decided to sell as of the close of a fiscal period, or will, more likely than not, be required to sell prior to the full recovery of fair value to a level equal to or exceeding amortized cost, are recognized in earnings. If neither of these conditions regarding the likelihood of the sale of debt securities is applicable, then the other-than-temporary impairment is bifurcated into credit-related and noncredit-related components. A credit-related impairment generally represents the amount by which the present value of the cash flows that are expected to be collected on a debt security fall below its amortized cost. The noncredit-related component represents the remaining portion of the impairment not otherwise designated as credit-related. Credit-related, other-than temporary impairments are recognized in earnings and noncredit-related, other-than-temporary impairments are recognized in OCI.

Premiums and discounts on all securities are amortized/accreted to maturity by use of the level-yield method considering the impact of principal amortization and prepayments on mortgage-backed securities. Gain or loss on sales of securities is based on the specific identification method.

Federal law requires a member institution of the Federal Home Loan Bank (“FHLB”) system to hold stock of its district FHLB according to a predetermined formula. The stock, which totaled $647,000 (Unaudited) at September 30, 2013, and $752,000 and $765,000, at December 31, 2012 and 2011, respectively, is carried at cost and is included in other assets in the Consolidated Statements of Financial Condition.

Loans

Loans are stated at unpaid principal balances outstanding adjusted for deferred loan fees and costs and reduced by the allowance for loan losses. Interest on loans is credited to income based upon the principal amount outstanding. Loan fees and certain direct loan origination costs are deferred and the net fees and costs are recognized in interest income over the lives of the respective loans as an adjustment to yield.

A loan is considered impaired when, based on current information and events; it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows, or, as a practical expedient, at the loan’s observable market price, or the fair value of the underlying collateral, if the loan is collateral dependent. Conforming residential mortgage loans, home equity and second mortgages, and loans to individuals are excluded from the definition of impaired loans as they are characterized as smaller balance, homogeneous loans and are collectively evaluated.

The accrual of income on loans, including impaired loans, is generally discontinued when a loan becomes 90 days past due as to principal or interest or when other circumstances indicate that collection is questionable, unless the loan is well secured and in the process of collection. Income on non-accrual loans, including impaired loans, is recognized only in the period in which it is collected, and only if management determines that the loan principal is fully collectible. Loans are returned to an accrual status when a loan is brought current as to principal and interest and reasons indicating doubtful collection no longer exists.

The allowance for loan losses is based on management’s evaluation of the adequacy of the allowance based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and current economic conditions. Additions to the allowance arise from a charge to the provision for loan losses or from the recovery of amounts previously charged off. The allowance is reduced by charge-offs. Management believes that the allowance for loan losses is adequate.

Bank Owned Life Insurance

The company purchased life insurance policies on certain members of management. Bank owned life insurance (“BOLI”) is recorded at its cash surrender value or the amount that can be realized. The change in the net asset value is recorded as non-interest income.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is charged to noninterest expense on a straight-line basis over the estimated useful life of the assets or, in the case of leasehold improvements, the lease period, if shorter. Gains or losses on dispositions are reflected in current operations. Maintenance and repairs are charged to expense as incurred.

Other Real Estate Owned

Other real estate owned refers to real estate acquired by the Bank as a result of foreclosure or by deed in lieu of foreclosure. The property is recorded at the lower of cost or estimated fair value at the time of acquisition. Estimated fair value generally represents the estimated sale price based on current market conditions, less estimated costs to sell the property. Holding costs and declines in estimated fair value result in charges to expense after acquisition.

Income Taxes

The Bank and RFHBIC file consolidated Federal income tax returns. Federal income taxes are allocated to each entity based on their respective contributions to the taxable income of the consolidated income tax returns. Separate state income tax returns are filed by the Bank and RFHBIC on an unconsolidated basis.

Income taxes are accounted for under the asset and liability method. Current income taxes are calculated based upon amounts estimated to be currently payable, for both Federal and state income taxes. Deferred Federal and state tax assets and liabilities are recognized for the expected future tax consequences of existing differences between financial statement and tax basis of existing assets and liabilities. Deferred tax assets are recognized for future deductible temporary differences and tax loss carry forwards if their realization is “more likely than not”. A valuation allowance is maintained for the portion of deferred income tax assets which are not more likely than not to be realized. The effect of a change in the tax rate on deferred taxes is recognized in the period of the enactment date.

We account for uncertainty in income taxes recognized in the consolidated financial statements in accordance with ASC Topic 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition, clarification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of our evaluation no significant income tax uncertainties have been identified. Our policy is to recognize interest and penalties on unrecognized tax benefits in income taxes expense in the Consolidated Statement of Income. We did not recognize any interest and penalties for the years ended December 31, 2012 or 2011. The tax years subject to examination by the taxing authorities are the years ended December 31, 2012, 2011, 2010, and 2009.

Stockholders’ Equity

The Bank did not issue a stock dividend in 2012. On September 22, 2011 the Bank issued a stock dividend of five percent. The Bank did not have a sufficient accumulated surplus in 2011 to allow for the transfer of the fair market value of the shares issued from retained accumulated surplus common stock and additional paid-in capital. As such, the Bank transferred the par value of the shares issued from additional paid-in capital to common stock. All share and per share data for prior periods have been retroactively adjusted to reflect subsequent stock dividends.

On October 31, 2003, the Bank issued 386,363 units at a price of $11.00 per unit with each unit consisting of one share of the Bank’s common stock and one warrant to purchase one-half share of the Bank’s common stock. As a result of the subsequent stock distributions, each warrant allowed the holder to purchase 1.023 shares of common stock for $6.00, the equivalent of $5.87 per full share. Initially the warrants were issued with a five-year term; however, the Board of Directors of the Bank had extended the expiration date of the warrants. The warrants expired on October 16, 2012. There were 80,542 warrants exercised in 2012 and 51,000 warrants exercised in 2011.

Stock-Based Compensation

Compensation expense for all options or other awards granted and any options modified is based upon the fair value of the option grants and is recognized over the vesting period of the option granted.

Marketing Costs

The Bank follows the policy of charging the cost of marketing expenditures to expense as incurred.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the Consolidated Statement of Condition when they are funded.

Transfers of Financial Assets

Transfers of Financial Assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturities.

Comprehensive Income

Comprehensive income consists solely of net income and net unrealized gains on securities available for sale and is presented in the Consolidated Statements of Income and Comprehensive Income.

Net Income Per Share

Basic income per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the year. Diluted income per share is calculated by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding decreased by the number of common shares that are assumed to be repurchased with the proceeds from the exercise of the common stock equivalents (treasury stock method) along with the assumed tax benefit from the exercise of non-qualified options. These purchases were assumed to have been made at the average market price of the common stock. The following table shows the calculation of both basic and diluted earnings per share.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)
Net income	$620,000	$722,000	$961,000	$452,000

Basic weighted average shares outstanding	3,229,447	3,121,241	3,139,863	3,095,523
Plus: Common stock equivalents	4,089	21,374	15,684	41,594

Diluted weighted average number of shares outstanding	3,233,536	3,142,615	3,155,547	3,137,117

Earnings per share:
Basic.	$0.19	$0.23	$0.31	$0.15

Diluted	$0.19	$0.23	$0.30	$0.14

Recent Accounting Pronouncements

In May 2011, the FASB, together with the International Accounting Standards Board (“IASB”), issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to bring U.S. GAAP for fair value measurements in line with International Accounting Standards. The ASU clarifies existing guidance for items such as: the application of the highest and best use concept to non-financial assets and liabilities; the application of fair value measurement to financial instruments classified in a reporting entity’s stockholder’s equity; and disclosure requirements regarding quantitative information about unobservable inputs used in the fair value measurements of level 3 assets. The ASU also creates an exception to Topic 820 for entities which carry financial instruments within a portfolio or group, under which the entity is now permitted to base the price used for fair valuation upon a price that would be received to sell the net asset position or transfer a net liability position in an orderly transaction. The ASU also allows for the application of premiums and discounts in a fair value measurement if the financial instrument is categorized in level 2 or 3 of the fair value hierarchy. Lastly, the ASU contains new disclosure requirements regarding fair value amounts categorized as level 3 in the fair value hierarchy such as: disclosure of the valuation process used; effects of and relationships between unobservable inputs; usage of nonfinancial assets for purposes other than their highest and best use when that is the basis of the disclosed fair value; and categorization by level of items disclosed at fair value, but not measured at fair value for financial statement purposes. For public entities, this ASU is effective for interim and annual periods beginning after December 15, 2011. For nonpublic entities, the ASU is effective for annual periods beginning after December 15, 2011. Early adoption is not permitted. The adoption of this guidance in 2012 did not have a material impact on the consolidated financial statements.

In September 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, to facilitate the continued alignment of U.S. GAAP with International Accounting Standards. The ASU prohibits the presentation of the components of comprehensive income in the statement of stockholder’s equity. Reporting entities are allowed to present either: a statement of comprehensive income, which reports both net income and other comprehensive income; or separate, but consecutive, statements of net income and other comprehensive income. Under previous GAAP, all 3 presentations were acceptable. Regardless of the presentation selected, the Reporting Entity is required to present all reclassifications between other comprehensive and net income on the face of the new statement or statements. The provisions of this ASU are effective for fiscal years and interim periods beginning after December 31, 2011 for public entities. For nonpublic entities, the provisions are effective for fiscal years ending after December 31, 2012, and for interim and annual periods thereafter. The adoption of this guidance in 2012 did not have a material impact on the consolidated financial statements.

In December, 2011, the FASB issued ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update 2011-05. In response to stakeholder concerns regarding the operational ramifications of the presentation of these reclassifications for current and previous years, the FASB has deferred the implementation date of this provision to allow time for further consideration. The requirement in ASU 2011-05 for the presentation of a combined statement of comprehensive income or separate, but consecutive, statements of net income and other comprehensive income is still effective for fiscal years and interim periods beginning after December 15, 2011 for public companies, and fiscal years ending after December 15, 2011 for nonpublic companies. The adoption of this guidance did not have a material impact on its consolidated financial statements.

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting reclassifications out of accumulated other comprehensive income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.

The new amendments will require an organization to present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income, but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. The new amendments will also require an organization to present cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g. pension-related amounts) instead of directly to income or expense.

The amendments of ASU 2013-02 are effective for reporting periods beginning after December 15, 2012, for public companies and are effective for reporting periods beginning after December 15, 2013, for nonpublic companies. The adoption of this guidance did not have a material impact on operations or financial position.

Note 2 – Investment Securities

During the nine months ended September 30, 2013, proceeds from the sale of securities available for sale totaled $1,516,000 (unaudited) and resulted in gross gains of $102,000 (unaudited). During the year ended December 31, 2012, proceeds from the sales of securities available for sale totaled $18,892,000 and resulted in gross gains of $792,000 and gross losses of $47,000. In 2011 proceeds from the sale of securities available for sale totaled $24,509,000 and resulted in gross gains of $614,000 and gross losses of $418,000. The amortized cost, gross unrealized gains and losses, and estimated fair value of investment securities available for sale and held to maturity at September 30, 2013 (unaudited) and at December 31, 2012 and 2011 are as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available for sale September 30, 2013 (Unaudited)
Collateralized mortgage obligations	$4,717	$31	$(15)	$4,733
Corporate bonds	37,617	578	(20)	38,175

Total	$42,334	$609	$(35)	$42,908

December 31, 2012
Collateralized mortgage obligations .	$9,926	$96	$—	$10,022
Corporate bonds .	42,054	881	(124)	42,811

Total .	$51,980	$977	$(124)	$52,833

December 31, 2011
U.S. Government sponsored enterprises (“GSE”).	$11,994	$254	$—	$12,248
Mortgage-backed securities-residential (“GSE”)	12,575	447	—	13,022
Collateralized mortgage obligations	11,128	49	(14)	11,163
Corporate bonds .	42,666	258	(897)	42,027
State and political subdivisions	1,401	—	—	1,401

Total .	$79,764	$1,008	$(911)	$79,861

There were no securities classified as held to maturity at September 30, 2013 (Unaudited) and at December 31, 2012 and 2011. Effective August 17, 2011, investment securities held to maturity were transferred to investment securities available for sale in the amount of $61,812,000. During 2011, the Bank changed its’ intent to hold these securities to maturity. Accordingly, unable to support the held to maturity assertion, the securities were reclassified to available for sale.

The amortized cost and estimated fair value of debt securities at September 30, 2013 (Unaudited) and at December 31, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. (in thousands):

	Amortized Cost	Estimated Fair Value
September 30, 2013 (Unaudited)
Available for sale
Due in less than one year	$21,117	$21,272
Due after one through five years	17,845	18,297
Due after five through ten years .	1,000	980
Due after ten years	2,372	2,359

Total	$42,334	$42,908

December 31, 2012
Available for sale
Due in less than one year	$8,572	$8,668
Due after one through five years	37,319	38,129
Due after five through ten years .	1,000	924
Due after ten years	5,089	5,112

Total	$51,980	$52,833

At September 30, 2013 and at December 31, 2012, securities having an approximate carrying value of $4,724,000 (unaudited) and $24,077,000, respectively, were pledged to secure public funds on deposit. The following tables identify those securities which had an unrealized loss at September 30, 2013 (unaudited) and at December 31, 2012 and 2011 (in thousands):

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for sale
September 30, 2013 (Unaudited)
Collateralized mortgage obligations	$1,291	$(15)	$—	$—	$1,291	$(15)
Corporate bonds	—	—	980	(20)	980	(20)

Total temporarily impaired	$1,291	$(15)	$980	$(20)	$2,271	$(35)

December 31, 2012
Corporate bonds	$1,955	$(48)	$924	$(76)	$2,879	$(124)

Total temporarily impaired	$1,955	$(48)	$924	$(76)	$2,879	$(124)

December 31, 2011
Corporate bonds	$25,721	$(734)	$2,337	$(163)	$28,058	$(897)
Collateralized mortgage obligations .	4,139	(14)	—	—	4,139	(14)

Total temporarily impaired	$29,860	$(748)	$2,337	$(163)	$32,197	$(911)

Fair values of the Bank’s investment portfolio are subject to interest rate market movements which take place after the date of purchase of securities. Temporary increases or decreases in market rates will typically result in unrealized losses (and/or gains) resulting from rates of return on existing portfolio investments as they compare to currently available rates in the market place. At September 30, 2013 the bank had one collateralized mortgage obligations and one corporate security in an unrealized loss position (Unaudited) and at December 31, 2012, the

Bank had three corporate securities in an unrealized loss position. Unrealized losses on those securities reflected above are a result of interest rate market fluctuation, and do not reflect any underlying negative credit implications nor do they generate any concern regarding ultimate collectability of the amounts due. The Bank does not intend to sell such investments prior to recovery of this cost basis and it is more than likely than not that the Bank will not have to sell such securities prior to recovery.

Note 3 – Loans

Total loans at September 30, 2013 (unaudited) including net unearned income of $203,000 (unaudited) and at December 31, 2012 and 2011, including net unearned income of $147,000 and $138,000, respectively, are summarized as follows (in thousands):

	September 30,	December 31,
	2013	2012	2011
	(Unaudited)
Commercial loans
Commercial real estate	$65,040	$57,585	$45,082
Construction loans	8,033	1,487	1,218
Commercial and industrial	21,804	19,159	12,927

Total commercial loans.	94,877	78,231	59,227
Residential mortgage loans	31,138	19,060	7,914
Home equity and second mortgage loans	15,708	19,560	19,684
Other consumer loans	51	75	102

Total loans	141,774	116,926	86,927
Less allowance for loan losses	(1,734)	(1,532)	(1,334)

Net loans	$140,040	$115,394	$85,593

Commercial real estate loans are secured primarily by commercial retail space and office buildings. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real property. These types of loans generally involve larger principal balances and longer repayment periods as compared to commercial and industrial loans. The repayment of most commercial real estate loans is dependent upon the cash flow generated from the property securing the loan or the business that occupies the property.

Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy and accordingly conservative loan to value ratios based on independent appraisals are required at origination, as well as, stress tested to evaluate the impact of market changes relating to key underwriting elements. The properties securing the commercial real estate portfolio represent diverse types, with most properties located within the Bank’s primary markets.

The Bank originates and manages commercial and residential construction loans structured on either a revolving or non-revolving basis, depending on the nature of the underlying development project. These loans are generally secured by the real estate to be developed and may also be secured by additional real estate to mitigate the risk. Sources of repayment for these types of loans may be from conversion to permanent loans extended by the Bank, sales of developed property, or permanent financing obtained elsewhere. These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans because their ultimate repayment is sensitive to interest rate changes, governmental regulation of real property, general economic conditions and the availability of long-term financing.

Commercial and industrial loans are granted to customers of proven ability, strong repayment performance, and high character. Underwriting standards are designed to assess the borrower’s ability to generate recurring cash flow sufficient to meet the debt service requirements of loans granted. While such recurring cash flow serves as the primary source of repayment, a significant number of the loans are collateralized by borrower assets intended to serve as a secondary source of repayment should the need arise. Such collateralized assets may include inventory, machinery and equipment, receivables and real estate. Anticipated cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. The Bank, in most cases, will obtain the personal guarantee of the borrower’s principals to mitigate the risk.

The Bank also makes consumer loans consisting primarily of residential mortgage loans and home equity loans and lines of credit. Collections on these loans are dependent on the borrower’s continued financial stability and, accordingly, are affected by adverse personal circumstances. These loans are secured by residential real estate.

A majority of the Bank’s loan portfolio is secured by real estate located in New Jersey, primarily in Monmouth County. Accordingly, as with most financial institutions in the market area, the ultimate collectability of a substantial portion of the Bank’s loan portfolio is susceptible to changes in market conditions in these areas. At December 31, 2012 and 2011, loans amounting to $124,000 and $2,188,000, respectively, were outstanding to directors, executive officers, principal stockholders and affiliates of such persons (commonly referred to as related parties).

For impaired loans, a determination is made as to whether a specific allocation of the allowance is necessary, measured by comparing the recorded investment in the loan to the fair value of the loan using one of three methods: (a) the present value of expected future cash flows discounted at the loan’s effective interest rate; (b) the loan’s observable market price; or (c) the fair value of the collateral less selling costs. The method is selected on a loan-by-loan basis, with management primarily utilizing the fair value of collateral method. The evaluation of the need and amount of a specific allocation of the allowance and whether a loan can be removed from impairment status is made on a quarterly basis. The Bank’s policy for recognizing interest income on impaired loans does not differ from its overall policy for interest recognition.

The following table presents impaired loans by class, segregated by those for which a specific allowance was required and those for which a specific allowance was not necessary as of September 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	Impaired Loans with Specific Allowance				Loans with No Specific Allowance			Total Impaired Loans
	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized	Recorded Investment	Average Recorded Investment	Interest Income Recognized	Recorded Investment	Unpaid Principal Balance
September 30, 2013 (Unaudited):
Commercial real estate	$—	$—	$—	$—	$464	311	$—	$464	$464
Home equity and second mortgage	—	—	—	—	119	48	—	119	119
Commercial and Industrial	428	237	428	—	—	—	—	428	428

Total	$428	$237	$428	$—	$583	$359	$—	$1,011	$1,011

December 31, 2012:
Commercial real estate	$—	$—	$435	$51	$324	$439	$3	$324	$324
Commercial and Industrial	—	—	—	—	428	428	—	428	428

Total	$—	$—	$435	$51	$752	$867	$3	$752	$752

December 31, 2011:
Commercial real estate	$435	$4	$149	$23	$1,292	$1,044	$—	$1,727	$1,727
Commercial and industrial	—	—	—	—	432	341	—	432	432

Total	$435	$4	$149	$23	$1,724	$1,385	$—	$2,159	$2,159

Management uses an internal risk rating system to monitor the credit quality of the overall loan portfolio that generally follows bank regulatory definitions. Pass graded loans are considered to have average or better than average risk characteristics and are performing in accordance with the terms of their loan agreement. The Watch category, a non-bank regulatory category, includes assets that, while performing, demonstrate above average risk through a pattern of declining earnings trends, strained cash flow, increasing leverage, and/or weakening market fundamentals. The Special Mention category includes assets that are currently protected but exhibit potential credit weakness or a downward trend which, if not checked or corrected, will weaken the Bank’s asset or not adequately protect the Bank’s position. Loans in the substandard category have a well-defined weakness that jeopardizes the liquidation of debt. Normal repayment from the borrower is in jeopardy and there is a distinct possibility that a partial loss of interest and/or principal will occur if the deficiencies are not corrected. Loans in the Doubtful category have weaknesses inherent in those loans classified Substandard with the added provision that the weakness makes collection of debt in full, on the basis of current existing facts, conditions, and values, highly questionable and improbable. Loans that are deemed incapable of repayment where continuance as an active asset of the Bank is not warranted are charged off as a Loss. The classification does not mean that the loan has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off the asset even though partial recovery may be achieved in the future.

To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Bank has a structured loan rating process with several layers of internal and external oversight. Generally, consumer and residential mortgage loans are included in the Pass categories unless a specific action, such as bankruptcy, repossession, or death occurs to raise awareness of a possible credit event. The Bank’s Senior Loan Officer is responsible for the timely and accurate risk rating of the loans in the portfolio at origination and on an ongoing basis. The Bank has an experienced, independent third party loan reviewer function that performs quarterly reviews and assesses loans within the portfolio and assesses the adequacy of the Bank’s allowance for loan losses on an annual basis. Detailed reviews, including plans for resolution, are performed on loans classified as Substandard or Doubtful on a quarterly basis. Loans in the Special Mention, Substandard and Doubtful categories that are collectively evaluated for impairment are given separate consideration in the determination of the allowance.

The following table presents the classes of the loan portfolio summarized by the aggregate Pass (including loans graded Watch) and the classified ratings of Special Mention, Substandard and Doubtful within the internal risk rating system as of September 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	Pass	Special Mention	Substandard	Doubtful	Total
September 30, 2013 (Unaudited):
Commercial real estate	$63,733	$423	$884	$—	$65,040
Construction loans	8,033	—	—	—	8,033
Commercial and industrial	20,773	465	566	—	21,804

	92,539	888	1,450	—	94,877
Residential mortgage loans	31,138	—	—	—	31,138
Home equity and second mortgage loans	15,708	—	—	—	15,708
Other consumer loans	51	—	—	—	51

	46,897	—	—	—	46,897

Total	$139,436	$888	$1,450	$—	$141,774

December 31, 2012:
Commercial real estate	$55,925	$653	$1,007	$—	$57,585
Construction loans	1,487	—	—	—	1,487
Commercial and industrial	18,085	646	428	—	19,159

	75,497	1,299	1435	—	78,231
Residential mortgage loans	19,060	—	—	—	19,060
Home equity and second mortgage loans	19,560	—	—	—	19,560
Other consumer loans	75	—	—	—	75

	38,695	—	—	—	38,695

Total	$114,192	$1,299	$1,435	$—	$116,926

December 31, 2011:
Commercial real estate	$43,093	$262	$1,727	$—	$45,082
Construction loans	1,070	148	—	—	1,218
Commercial and industrial	11,237	1,258	—	432	12,927

	55,400	1,668	1,727	432	59,227
Residential mortgage loans	7,914	—	—	—	7,914
Home equity and second mortgage loans	19,684	—	—	—	19,684
Other consumer loans	102	—	—	—	102

	27,700	—	—	—	27,700

Total	$83,100	$1,668	$1,727	$432	$86,927

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the aging categories for performing loans and non-accrual loans as of September 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due and Accruing	Non- Accrual	Total Past Due	Total
September 30, 2013 (Unaudited):
Commercial real estate	$63,963	$367	$246	$—	$464	$1,077	$65,040
Construction loans	8,033	—	—	—	—	—	8,033
Commercial and industrial	20,885	471	20	—	428	919	21,804

	92,881	838	266	—	892	1,996	94,877

Residential mortgage loans	30,681	457	—	—	—	457	31,138
Home equity and second mortgage loans	15,235	354	—	—	119	473	15,708
Other consumer loans	51	—	—	—	—	—	51

	45,967	811	—	—	119	930	46,897

Total	$138,848	$1,649	$266	$—	$1,011	$2,926	$141,774

December 31, 2012
Commercial real estate	$56,080	$590	$591	$—	$324	$1,505	$57,585
Construction loans	1,487	—	—	—	—	—	1,487
Commercial and industrial	18,731	—	—	—	428	428	19,159

	76,298	590	591	—	752	1,933	78,231

Residential mortgage loans.	18,833	227	—	—	—	227	19,060
Home equity and second mortgage loans	19,450	79	31	—	—	110	19,560
Other consumer loans	72	1	2	—	—	3	75

	38,355	307	33	—	—	340	38,695

Total	$114,653	$897	$624	$—	$752	$2,273	$116,926

December 31, 2011:
Commercial real estate	$43,093	$262	$—	$—	$1,727	$1,989	$45,082
Construction loans	1,218	—	—	—	—	—	1,218
Commercial and industrial	12,495	—	—	—	432	432	12,927

	56,806	262	—	—	2,159	2,421	59,227

Residential mortgage loans	7,886	28	—	—	—	28	7,914
Home equity and second mortgage loans	19,573	31	80	—	—	111	19,684
Other consumer loans	102	—	—	—	—	—	102

	27,561	59	80	—	—	139	27,700

Total	$84,367	$321	$80	$—	$2,159	$2,560	$86,927

The effect of non-accrual loans for the first nine months of 2013 and the years 2012 and 2011 was to reduce interest income by $17,000 (unaudited), $181,000 and $100,000, respectively.

“Pass” rated credits are segregated from “Classified” credits for the application of qualitative factors. Management has identified a number of additional qualitative factors that it uses to supplement the historical charge-off factor because these factors are likely to cause estimated credit losses associated with the existing loan pools to differ from historical loss experience. The additional factors that are evaluated quarterly and updated using information obtained from internal, regulatory, and governmental sources are: national and local economic trends and conditions; levels of and trends in delinquency rates and non-accrual loans; trends in volumes and terms of loans; effects of changes in lending policies; experience, ability, and depth of lending staff; value of underlying collateral; and concentrations of credit from a loan type, industry and/or geographic standpoint.

Management reviews the loan portfolio on a quarterly basis using a defined, consistently applied process in order to make appropriate and timely adjustments to the Allowance for Loan Losses (“ALLL”). Management has identified a number of industry standard qualitative factors which it uses to determine percentages of potential losses on various loan classifications. These factors are evaluated and updated quarterly and include: (a) national, regional and local economic trends and business conditions; (b) levels of and trends in delinquency rates and in classified and non-accrual loans; (c) trends in volumes and terms of loans; (d) effects of changes in lending policies and procedures; (e) experience, ability, and depth of lending staff; (f) changes in the quality of the Bank’s loan review system; (g) value of underlying collateral; and (h) concentrations of credit from a loan type, industry and/or geographic standpoint. Management believes that the granularity of the homogeneous pools and the related historical loss ratios and other qualitative factors, as well as the consistency in the application of assumptions, result in an allowance for loan loss that is representative of the risk found in the components of the portfolio at any given date. When information confirms all or part of a specific loan to be uncollectible, this amount is promptly charged off against the ALLL. Management utilizes an internally developed spreadsheet to track and apply the various components of the allowance.

The following table summarizes the primary segments of the ALLL, segregated into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for impairment as of September 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	September 30, 2013 (Unaudited)
	Total	Collectively Evaluated for Impairment	Individually Evaluated for Impairment
Allowance for loan losses:
Commercial real estate	$640	$640	$—
Construction loans	23	23	—
Commercial and industrial	585	348	237

	1,248	1,011	237

Residential mortgage loans	264	264	—
Home equity and second mortgage loans	105	105	—
Other consumer loans	1	1	—
Unallocated	116	116	—

	486	486	—

Total	$1,734	$1,497	$237

Loans Receivable:
Commercial real estate	$65,040	$64,576	$464
Construction loans	8,033	8,033	—
Commercial and industrial	21,804	21,376	428

	94,877	93,985	892

Residential mortgage loans	31,138	31,138	—
Home equity and second mortgage loans	15,708	15,589	119
Other consumer loans	51	51	—

	46,897	46,778	119

Total	$141,774	$140,763	$1,011

	December 31, 2012			December 31, 2011
	Total	Collectively Evaluated for Impairment	Individually Evaluated for Impairment	Total	Collectively Evaluated for Impairment	Individually Evaluated for Impairment
Allowance for loan losses:
Commercial real estate.	$626	$626	$—	$699	$695	$4
Construction loans	9	9	—	26	26	—
Commercial and industrial	617	617	—	202	202	—

	1,252	1,252	—	927	923	4

Residential mortgage loans	137	137	—	20	20	—
Home equity and second mortgage loans	131	131	—	48	48	—
Other consumer loans	—	—	—	—	—	—
Unallocated.	12	12	—	339	339	—

	280	280	—	407	407	—

Total.	$1,532	$1,532	$—	$1,334	$1,330	$4

Loans Receivable:
Commercial real estate.	$57,585	$57,261	$324	$45,082	$43,355	$1,727
Construction loans	1,487	1,487	—	1,218	1,218	—
Commercial and industrial.	19,159	18,731	428	12,927	12,495	432

	78,231	77,479	752	59,227	57,068	2,159

Residential mortgage loans	19,060	19,060	—	7,914	7,914	—
Home equity and second mortgage loans	19,560	19,560	—	19,684	19,684	—
Other consumer loans	75	75	—	102	102	—

	38,695	38,695	—	27,700	27,700	—

Total.	$116,926	$116,174	$752	$86,927	$84,768	$2,159

The change in the allowance for loan losses for the nine months ended September 30, 2013 and 2012 (unaudited), and the years ended December 31, 2012 and 2011 is as follows (in thousands):

	Beginning Balance	Charge-offs	Recoveries	Provisions	Ending Balance
September 30, 2013 (Unaudited):

Commercial real estate	$626	$—	$33	$(19)	$640
Construction loans	9	—	—	14	23
Commercial and industrial	617	—	29	(61)	585

Residential mortgage loans	137	—	—	127	264
Home equity and second mortgage loans	131	—	—	(26)	105
Other consumer loans	—	—	—	1	1
Unallocated	12	—	—	104	116

Total	$1,532	$—	$62	$140	$1,734

September 30, 2012 (unaudited):

Commercial real estate	$699	$—	$—	$133	$832
Construction loans	26	—	—	26	52
Commercial and industrial	202	—	30	121	353

Residential mortgage loans	20	—	—	3	23
Home equity and second mortgage loans	48	—	—	3	51
Other consumer loans	—	(1)	—	1	—
Unallocated	339	—	—	(182)	157

Total	$1,334	$(1)	$30	$105	$1,468

	Beginning Balance	Charge-offs	Recoveries	Provisions	Ending Balance
December 31, 2012:

Commercial real estate	$699	$—	$—	$(73)	$626
Construction loans	26	—	—	(17)	9
Commercial and industrial	202	—	39	376	617

Residential mortgage loans	20	—	—	117	137
Home equity and second mortgage loans	48	—	—	83	131
Other consumer loans	—	(1)	—	1	—
Unallocated	339	—	—	(327)	12

Total	$1,334	$(1)	$39	$160	$1,532

December 31, 2011:

Commercial real estate	$644	$(87)	$1	$141	$699
Construction loans	39	—	—	(13)	26
Commercial and industrial	298	—	39	(135)	202

Residential mortgage loans	23	—	—	(3)	20
Home equity and second mortgage loans	46	—	—	2	48
Other consumer loans	—	(6)	1	5	—
Unallocated	216	—	—	123	339

Total	$1,266	$(93)	$41	$120	$1,334

During the nine months ended September 30, 2013 (unaudited) and at 2012 and 2011, the Bank did not have any new troubled debt restructurings nor were there any defaults on any pre-existing troubled debt restructurings.

The Bank, in the normal course of business to meet the financial needs of its customers, is party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and letters of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated financial statements. The contract or notional amounts of these instruments express the extent of involvement the Bank has in each category of financial instruments. The Bank’s exposure to credit loss from nonperformance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The contract or notional amount of financial instruments whose contract amounts represent credit risk as follows (in thousands):

	September 30, 2013	December 31, 2012
	(Unaudited)
Outstanding loan and credit line commitments	$42,492	$43,876
Standby letters of credit	$515	$571

Commitments to extend credit are agreements to lend to individuals and companies as long as there is no violation of any condition established in the contract. Commitments generally have a fixed expiration date of one year or less, except for home equity loan commitments which generally have an expiration date of up to 20 years. Since many of the commitments are expected to expire without being drawn upon, total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based upon management’s credit evaluation of the customer. Various types of collateral may be held, including property and marketable securities. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. The majority of these standby letters of credit expire within the next twelve months. The Bank requires collateral supporting these letters of credit as deemed necessary. Management believes that the proceeds obtained through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The current amount of the liability as of September 30, 2013 (unaudited) and December 31, 2012 and 2011 for guarantees under standby letters of credit issued is not material.

Note 4 – Premises and Equipment

Premises and equipment are summarized as follows (in thousands):

	Estimated Useful Lives	September 30, 2013	December 31,
		(Unaudited)	2012	2011
Buildings	40 years	$1,356	$1,356	$1,356
Leasehold improvements	8-40 years	2,178	2,178	2,178
Furniture, fixtures and equipment	3-15 years	1,570	1,469	1,436

Total		5,104	5,003	4,970
Accumulated depreciation and amortization		(2,463)	(2,292)	(2,082)

Premises and equipment, net		$2,641	$2,711	$2,888

Depreciation and amortization expense amounted to $173,000 (Unaudited) and $194,000 (Unaudited) during the nine months ended September 30, 2013 and 2012, respectively, and $249,000 and $310,000 in 2012 and 2011, respectively.

Note 5 – Deposits

The aggregate amount of time deposits in denominations of $100,000 or more as of September 30, 2013, December 31, 2012 and 2011 was $36,490,000 (unaudited), $40,615,000 and $49,053,000, respectively. Interest expense on time deposits of $100,000 or more amounted to $355,000 (Unaudited) and $426,000 (Unaudited) during the nine months ended September 30, 2013, and 2012, respectively and $560,000 and $633,000 for the years ended December 31, 2012 and 2011, respectively.

The scheduled maturities of all time deposits are as follows (in thousands):

	September 30, 2013	December 31, 2012
	(Unaudited)
Remaining Maturity	Amount	Amount
Within one year .	$20,302	$35,435
Over one to two years	11,677	7,744
Over two to three years	3,036	6,093
Over three to four years	5,424	1,344
Over four to five years	7,741	3,482

Total time deposits	$48,180	$54,098

Note 6 – Short -Term Borrowed Funds

The Bank can borrow on an overnight basis from Federal Home Loan Bank of New York (“FHLBNY”) and had no such borrowings as of September 30, 2013 (Unaudited) and at December 31, 2012 or 2011. The Bank’s overall credit exposure is subject to certain limitations based on the underlying loans and securities pledged as collateral. At September 30, 2013 (unaudited), the Bank had $12,000,000 in available funding from the FHLBNY based on collateral and at December 31, 2012, the Bank had $4,000,000 in such available funding. In addition, the Bank has an unsecured federal funds credit line of $3,000,000 with a correspondent bank.

Note 7 – Long-Term Borrowed Funds

A summary of the long-term borrowings from the FHLBNY, which are collateralized by securities and qualifying mortgage loans, is as follows (dollars in thousands):

September 30, 2013 (Unaudited)	December 31,		Interest Rate	Maturity Date	Call Date
	2012	2011
$7,500	$7,500	$7,500	4.63%	12/14/2016	None
2,500	2,500	2,500	4.11%	12/14/2016	Quarterly
—	1,803	2,532	3.47%	04/01/2013	None

$10,000	$11,803	$12,532

Note 8 – Income Taxes

The components of income tax expense are summarized as follows (in thousands):

	Nine Months Ended September, 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)
Current tax expense:
Federal	$305	$296	$412	$193
State	81	67	106	15

Total current	386	363	518	208

Deferred tax expense (benefit):
Federal	—	—	(22)	(36)
State	—	—	(16)	(9)

Total deferred	—	—	(38)	(45)

Total tax expense	$386	$363	$480	$163

Reconciliation between the effective income tax expense and the amount computed using the applicable statutory Federal tax rate of 34% is as follows (in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)
Federal income tax expense at statutory rates	$342	$369	$490	$209
Increase (decrease) in taxes resulting from:
State income taxes net of Federal tax effect	53	44	59	4
Tax-exempt income	(31)	(35)	(46)	(48)
Non-deductible merger related expenses	27	—	—	—
Other	(5)	(15)	(23)	(2)

Total income tax expense	$386	$363	$480	$163

The tax effects of temporary differences that give rise to significant portions of the net deferred tax asset are as follows (in thousands):

	September 30, 2013	December 31,
		2012	2011
	(Unaudited)
Deferred tax assets:
Allowance for loan losses	$612	$612	$555
Stock option expense	45	45	45
Depreciation	110	110	97
Non-Accrual loan interest	18	18	16
Other.	—	—	6

Deferred tax assets, net	785	785	719

Deferred tax liabilities:
Deferred loan costs	49	49	37
Unrealized gains on available for sale securities	232	340	48
Discount accretion	55	55	36
Other	31	31	34

Deferred tax liabilities	367	475	155

Net deferred tax asset	$418	$310	$564

Note 9 – Stock Option Plans and Restricted Stock Award

The Bank has six stock option plans which are administered by the Bank’s Personnel and Compensation Committee, comprised of members of the Bank’s Board of Directors (“The Committee”). The Bank recognized no expense in stock option compensation expense for the years ended December 31, 2012 and 2011.

To date, the exercise price for all of the grants under the various stock option plans has been based on the fair market value on the grant date. The Bank’s Non-Qualified Stock Option Plan permits grants with an exercise price of at least 85% of the fair market value of the Bank’s stock on the grant date. Stock options for all plans have a ten-year term. Vesting periods vary, however, the majority vest over a three-year period. Prior to 2006, awards to Directors vested immediately. There was no stock dividend in 2012 and all share amounts within this note reflect the five percent stock dividend distribution paid in 2011, as well as prior years stock dividend distributions.

The Bank’s 2000 Incentive Stock Option Plan granted options intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended. The Bank’s 2000 Non-Qualified Stock Option Plan granted options that are not intended to qualify as “incentive stock options” under the Internal Revenue Code. Under these two plans, officers and key employees of the Bank received grants of options with vesting periods as determined at the discretion of The Committee. The Bank’s 2000 Stock Option Plans for Non-Employee Directors granted options to directors who are not employees of the Bank. The plans initiated in 2000 permitted grants of options through 2010.

The Bank’s 2005 Stock Option Plan for Non-Employee Directors grants options to directors who are not employees of the Bank. At September 30, 2013 (unaudited) and at December 31, 2012, the 2005 Stock Option Plans for Non-Employee Directors has 47,301 shares available for future grants.

In 2012, the State of New Jersey Department of Banking and Insurance approved two new plans, which had previously been approved by the Board of Directors and the Shareholders. The Rumson-Fair Haven Bank & Trust Company Non-Employee Director Stock Option and Equity Incentive Plan allows the issuance of seventy-

five thousand (75,000) shares, in the aggregate, of Common Stock. The Rumson-Fair Haven Bank & Trust Company 2011 Employee Stock Option and Equity Incentive Plan allows for the granting of twenty-five thousand (25,000) non-incentive option awards and seventy-five thousand (75,000) incentive options awards, in the aggregate, for the purchase of Common Stock.

Options outstanding and changes therein, as adjusted for subsequent stock distributions, for all plans are as follows:

	Shares	Option Price Per Share		Weighted Average Exercise Price	Weighted Average Remaining Contractual Life in Years
		Low	High
Balance, December 31, 2010	270,279	$4.69	$9.76	$7.15	3.7

Forfeited during 2011	(74,208)	4.69	9.76	7.74
Exercised during 2011	(49,102)	5.37	5.46	5.45

Balance, December 31, 2011	146,969	4.69	9.76	7.44	3.0

Forfeited during 2012	(24,162)	6.35	9.76	8.79
Exercised during 2012	(2,045)	5.47	5.47	5.47

Balance, December 31, 2012	120,762	4.69	9.76	7.19	1.9

Granted during 2013 (unaudited)	57,900	6.00	6.00	6.00
Forfeited during 2013 (unaudited)	(61,869)	4.69	9.76	7.95
Exercised during 2013 (unaudited)	(31,711)	4.69	5.47	5.37

Balance, September 30, 2013 (unaudited)	85,082	6.00	9.76	6.51	7.2

The aggregate intrinsic value of both options outstanding and options exercisable at December 31, 2012 was $33,034. At December 31, 2012, the number of exercisable options was 120,762 with a weighted average exercise price of $7.19 per option and a weighted average remaining life of 1.9 years. The total intrinsic value of options exercised during the years ended December 31, 2012 and 2011 was $2,000 and $46,000, respectively. Cash received from option exercises for the years ended December 31, 2012 and 2011 was $0 and $11,000, respectively. The Bank has a policy of issuing new stock from the shares authorized to satisfy share option exercises. At December 31, 2012, all outstanding options were vested. Accordingly, there was no future compensation expense to be recognized at December 31, 2012.

The fair value of the options granted during the nine months ended September 30, 2013 was $0.98 per option. The fair value was calculated using the Black-Scholes option valuation model based on the following assumptions: a risk-free rate of return of 1.25%, an expected option life of 7 years, an expected volatility of 11.67% and an expected dividend rate of 0%. The risk free rate was based on the 7-year U.S. Treasury Note on the grant date. The expected option life was estimated as the mid-point between the vesting period and the ten year life of the options. The expected volatility was based on the historical stock price activity of the Company over the year prior to the grant date. The dividend rate was based on the fact that the Company has not paid cash dividends on its common stock.

At September 30, 2013, the number of exercisable options was 27,182 with a weighted average exercise price of $7.64 per option and a weighted average remaining life of 2.7 years. At September 30, 2013, there was approximately $46,000 of unrecognized compensation cost related to the 57,900 non-vested stock option-based compensation arrangements granted under the Company’s stock incentive plans. That cost is expected to be recognized over the next four years.

For the nine months ended September 30, 2013, 15,000 restricted stock awards were granted. Twenty five percent of the awards, or 3,750 shares, vested immediately upon grant, while the remainder will vest equally on the anniversary date of the grant over the next three year period. The fair value of the restricted stock awards was

$6.00 per share, which was based upon the closing price of the common stock on the date of grant. At September 30, 2013, there was approximately $51,000 of unrecognized compensation cost related to the 11,250 non-vested restricted stock awards. That cost is expected to be recognized over the next three years.

Note 10 – Benefits

The Bank maintains a 401K employee savings plan to provide for defined contributions. All full-time employees are eligible to participate. The Bank’s contribution to the plan is to match 100 percent of the employee’s first three percent of the employee’s salary and one percent of the next two percent of the employee’s salary. The Bank’s maximum contribution is four percent of an employee’s salary. Employer contributions for the nine months ended September 30, 2013 (unaudited) amounted to $43,000 and for 2012 and 2011, amounted to $51,000 and $54,000, respectively.

Note 11 – Commitments and Contingencies

The Bank was obligated under non-cancelable leases for premises, with future minimum rental payments as follows (in thousands):

Year	September 30, 2013	December 31, 2012
	(Unaudited)
Within one year	$340	$345
After one to two years	327	334
After two to three years.	351	328
After three to four years	121	295
After four to five years	87	99
After five years	1,302	1,368

Total	$2,528	$2,769

Total rent expense; net of rental income, included in occupancy expense was $256,000 (Unaudited) and $254,000 (Unaudited) for the nine months ended September 30, 2013 and 2012, respectively, and $338,000 and $344,000 for the years ended December 31, 2012 and 2011, respectively.

Note 12 – Related Party Transactions

The Bank has entered into a lease agreement for the Rumson office with a company of which a former director of the Bank is an owner. The negotiations with respect to this lease were conducted at arms’-length and the Board of Directors of the Bank believes that the terms and conditions of the lease are comparable to terms that would have been available to the Bank by an unaffiliated third party. Rental payments for the nine months ended September 30, 2013 and 2012 amounted to $129,000 (Unaudited) and $127,000 (Unaudited), respectively, for the years ended 2012 and 2011 amounted to $170,000 and $173,000, respectively.

A company, in which the owner is a large shareholder of the Bank, maintains office space in the Bank’s Fair Haven branch. The rental space and the rental income are deemed to be immaterial by management.

Note 13 – Fair Value Measurements and Fair Values of Financial Instruments

Management uses its best judgment in estimating the fair value of the Bank’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

ASC Topic 820, Fair Value Measurement and Disclosures, establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2: Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported with little or no market activity).

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The fair value measurements, as of September 30, 2013 (unaudited) and at December 31, 2012 and 2011, by level within the fair value hierarchy used are as follows (in thousands):

Description	Level 1	Level 2	Level 3	Total
Measured at fair value on a recurring basis -
Securities available for sale:

September 30, 2013 (Unaudited):
Collateralized mortgage obligations .	$—	$4,733	$—	$4,733
Corporate bonds .	—	38,175	—	38,175

Total	$—	$42,908	$—	$42,908

December 31, 2012:
Collateralized mortgage obligations	$—	$10,022	$—	$10,022
Corporate bonds	—	42,811	—	42,811

Total	$—	$52,833	$—	$52,833

December 31, 2011:
U.S. Government sponsored enterprises (GSE)	—	$12,248	—	$12,248
Mortgage-backed securities-residential (GSE)	—	13,022	—	13,022
Collateralized mortgage obligations	—	11,163	—	11,163
Corporate bonds	—	42,027	—	42,027
State and political subdivisions	—	1,401	—	1,401

Total	$—	$79,861	$—	$79,861

Measured at fair value on a nonrecurring basis-
Impaired loans:
September 30, 2013 (Unaudited)	$—	$—	$191	$191
December 31, 2012	$—	$—	$—	$—
December 31, 2011	$—	$—	$431	$431

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank’s consolidated financial instruments at September 30, 2013 (Unaudited) and December 31, 2012 and 2011:

Cash and Due from Banks and Federal Funds Sold (Carried at Cost)

The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets’ fair values.

Interest Bearing Time Deposits (Carried at Cost)

Fair values for fixed-rate time certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits. The Bank generally purchases amounts below the insured limit, limiting the amount of credit risk on these time deposits.

Investment Securities Available for Sale (Carried at Fair Value)

The fair value of securities available for sale are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), or matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices. For certain securities, which are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments, are generally based on available market evidence (Level 3). In the absence of such evidence, management’s best estimate is used. Management’s best estimate consists of both internal and external support on certain Level 3 investments.

Loans Held for Sale (Carried at Cost)

The fair values for loans held for sale within the next 45 days are shown at Book Value.

Loans (Carried at Cost)

The fair values of loans, except for certain impaired loans, are estimated using discounted cash flow analyses, market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired Loans (Generally Carried at Fair Value)

Impaired loans are those for which the Bank has measured and recorded impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.

Federal Home Loan Bank of New York Restricted Stock

The carrying amount of restricted investments in bank stock approximates fair value, and considers the limited marketability of such securities.

Interest Receivable and Payable (Carried at Cost)

The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposits (Carried at Cost)

The fair values disclosed for demand deposits (interest and non-interest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Long-Term Borrowings (Carried at Cost)

Fair values of FHLBNY advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLBNY advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-Balance-Sheet Financial Instruments (Disclosed at Cost)

Fair values for the Bank’s off-balance-sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of these commitments was deemed immaterial and is not presented in the accompanying table.

The estimated fair values of the Bank’s financial instruments were as follows at September 30, 2013 (unaudited) and December 31, 2012 and 2011 (in thousands):

	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3	Total
September 30, 2013 (Unaudited)
Financial assets:
Cash and due from banks	$18,386	$18,386	$—	$—	$18,386
Federal funds sold	3,700	—	3,700	—	3,700
Interest bearing time deposits	100	—	100	—	100
Investment securities available for sale	42,908	—	42,908	—	42,908
Loans held for sale	1,666	—	1,666	—	1,666
Loans, net.	140,040	—	—	140,992	140,992
Interest receivable	726	—	726	—	726
Restricted Stock	697	—	697	—	697

Financial liabilities:
Deposits	186,073	—	186,061	—	186,061
Long-term borrowings	10,000	—	11,179	—	11,179
Interest payable	99	—	99	—	99

	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3	Total
December 31, 2012
Financial assets:
Cash and due from banks	$30,858	$30,858	$—	$—	$30,858
Federal funds sold	3,700	—	3,700	—	3,700
Interest bearing time deposits	100	—	100	—	100
Investment securities available for sale	52,833	—	52,833	—	52,833
Loans held for sale	766	—	766	—	766
Loans, net	115,394	—	—	116,074	116,074
Interest receivable	731	—	731	—	731
Restricted Stock	752	—	752	—	752

Financial liabilities:
Deposits.	181,550	—	181,969	—	181,969
Long-term borrowings	11,803	—	13,296	—	13,296
Interest payable	146	—	146	—	146

	Carrying Amount	Fair Value
		Level 1	Level 2	Level 3	Total
December 31, 2011
Financial assets:
Cash and cash equivalents	$47,709	$47,709	$—	$—	$47,709
Federal funds sold	3,800	—	3,800	—	3,800
Interest bearing time deposits	100	—	100	—	100
Investment securities available for sale	79,861	—	79,861	—	79,861
Loans, net.	85,593	—	—	85,928	85,928
Interest receivable	832	—	832	—	832
Restricted Stock	765	—	765	—	765

Financial liabilities:
Deposits	197,667	—	198,233	—	198,223
Long-term borrowings	12,532	—	14,474	—	14,474
Interest payable	174	—	174	—	174

Note 14 – Regulatory Matters

Subject to applicable law, the Board of Directors of the Bank may provide for the payment of dividends. New Jersey law provides that no dividend may be paid unless, after the payment of such dividend, the capital stock of the Bank will not be impaired and either the Bank will have a statutory surplus of not less than 50 percent of its capital stock or the payment of such dividend will not reduce the statutory surplus of the Bank. The Bank is subject to various regulatory capital requirements administered by the Federal and state banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

The prompt corrective action regulations define specific capital categories based on an institution’s capital ratios. The capital categories, in declining order, are well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. To be considered well capitalized, an institution must generally have a leverage ratio (Tier 1 capital to total quarterly average assets), as defined, of at least five percent, a Tier 1 risk-based capital ratio, as defined, of at least six percent, and a total risk-based capital ratio, as defined, of at least ten percent. Management believes that, as of September 30, 2013 (Unaudited) and December 31, 2012, the Bank meets all capital adequacy requirements of the FDIC. As of September 30, 2013 (Unaudited) and December 31, 2012, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The following is a summary of the Bank’s actual capital amounts and ratios as of September 30, 2013 (unaudited) and December 31, 2012 and 2011 compared to the FDIC minimum capital adequacy requirements and the FDIC requirements for classification as a well capitalized institution (dollars in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2013 (Unaudited)
Tier 1 capital to average total assets	$18,811	8.76%	$8,591	4.00%	$10,739	5.00%
Tier 1 capital to risk weighted assets	18,811	10.31%	7,295	4.00%	10,943	6.00%
Total risk-based capital to risk weighted assets	20,545	11.26%	14,590	8.00%	18,238	10.00%

December 31, 2012
Tier 1 capital to average total assets	$17,965	8.68%	$8,275	4.00%	$10,344	5.00%
Tier 1 capital to risk weighted assets	17,965	10.49%	6,850	4.00%	10,276	6.00%
Total risk-based capital to risk weighted assets	19,497	11.38%	13,701	8.00%	17,126	10.00%

December 31, 2011
Tier 1 capital to average total assets	$16,436	7.40%	$8,885	4.00%	$11,107	5.00%
Tier 1 capital to risk weighted assets	16,436	11.39%	5,771	4.00%	8,656	6.00%
Total risk-based capital to risk weighted assets	17,770	12.32%	11,542	8.00%	14,427	10.00%

Note 15 – Merger

On August 14, 2013, the Bank entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 1st Constitution Bancorp (the “Company”) and its primary operating subsidiary, 1st Constitution Bank (“FCB”), providing for the merger of the Bank with and into FCB, with FCB as the surviving entity (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of the Bank will be converted into the right to receive, at the election of the holder of such common stock of the Bank, (i) cash consideration of $7.50 or (ii) 0.7772 of a share of common stock of the Company, or a combination of both, subject to the payment of cash in lieu of fractional shares and customary proration and allocation procedures, if necessary, to assure that 60% of the outstanding shares of common stock of the Bank are exchanged for cash and 40% of the outstanding shares of common stock of the Bank are exchanged for shares of common stock of the Company. In addition, each outstanding option to acquire shares of common stock of the Bank will be terminated and converted to the right to receive cash equal to the product of (i) the aggregate number of shares of common stock of the Bank underlying such outstanding option multiplied by (ii) the excess, if any, of $7.50 over the per share exercise price of such outstanding option. Stock awards will be converted into shares of common stock of the Company.

Under New Jersey banking law, shareholders of the Bank can elect to dissent from the Merger. Any shareholder electing to dissent shall be entitled to a cash payment for such shares only to the extent permitted by and in accordance with New Jersey banking law.

The Merger Agreement contains typical representations, warranties, and covenants of the Company, FCB and the Bank, including, among others, covenants that require, during the period between the execution of the Merger Agreement and consummation of the Merger, (i) the Bank to use commercially reasonable efforts to conduct its business in the ordinary course and consistent with past banking practice and prudent banking practice; and (ii) the Bank to not, subject to certain exceptions generally related to the Board’s evaluation and exercise of its fiduciary duties, (a) solicit proposals relating to alternative business combination transactions or (b) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for the Company, FCB and the Bank, and further provides that upon termination of the Merger Agreement under certain circumstances, the Bank will be obligated to pay the Company a termination fee of $1,000,000 and out of pocket expenses incurred by the Company and FCB in connection with the Merger of up to $275,000; provided, however, that the sum of the termination fee and such out-of-pocket expenses shall not exceed $1,275,000.

Completion of the Merger is subject to customary closing conditions, including (i) receipt of the requisite approval of the shareholders of the Bank, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing and (iv) and the effectiveness of the registration statement to be filed by the Company with respect to the common stock to be issued in the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Shareholders should read the Merger Agreement together with the other information concerning the Company that the Company has publicly filed in reports and statements with the Securities and Exchange Commission.